EXHIBIT 10.3

ADDENDUM TO SECURED BRIDGE LOAN PROMISSORY NOTES OF SINGLE TOUCH INTERACTIVE, INC. DATED MARCH 17, 2008 ($250,000); MARCH 31, 2008 ($1,650,000) AND APRIL 28, 2008 ($345,000) ISSUED TO SINGLE TOUCH SYSTEMS INC. (FORMERLY KNOWN AS HOSTING SITE NETWORK, INC.)

This Addendum is made and entered into as of the 29th day of May 2008. Unless otherwise defined herein, capitalized terms used in this Addendum shall have the meaning given to them as in the Secured Bridge Loan Promissory Notes.

NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

1.    Section 1 of the Secured Bridge Loan Promissory Notes is amended to read as follows:

“1. The outstanding principal balance of this Note, together with accrued and unpaid interest thereon, shall be due and payable on June 30, 2008 (the “Due Date”), which Due Date may be extended by the Borrower and the Lender in writing; provided, however, that upon the consummation of a merger between the Borrower and the Lender, or an affiliate of the Lender (the “Merger”), all indebtedness evidenced hereby shall be deemed canceled and paid in full”.

2.    All other terms of the Secured Bridge Loan Promissory Notes shall continue with full force and effect.

3.    This Addendum may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Addendum has been executed by the Parties as of the date first above written:

SINGLE TOUCH INTERACTIVE, INC.

By: /s/ Anthony Macaluso Name: Anthony Macaluso
Title: Chief Executive Officer

SINGLE TOUCH SYSTEMS INC. (FKA HOSTING SITE NETWORK, INC.).

By: /s/ Scott Vicari Name: Scott Vicari
Title: President